UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2010

UNICO, INCORPORATED

 (Exact name of registrant as specified in its charter)

______Arizona   ____              ______000-30239_____         ________13-4171971________

(State or other jurisdiction       (Commission file number)      (I.R.S. Employer Identification No.)

           Of incorporation)

8880 Rio San Diego Drive, 8th Floor, San Diego, California 92108

   (Address of principal executive offices)  (zip code)

_______________(619) 209-6124______________

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.

Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Nova Dean Pack as Director

Effective March 26, 2010, Nova Dean Pack was appointed as a director of Unico, Incorporated by a vote of the Company’s Series A Preferred Stockholders, through a unanimous written consent resolution.

Nova Dean Pack, age 61, is an Attorney at Law as a member of the State Bar of California. Mr. Pack graduated from the Pepperdine University School of Law in July 1974. Mr. Pack also taught law school as an adjunct professor for four years at the American College of Law in Orange County, California. Mr. Pack has been in full time private practice as an Attorney at Law since December 1974 with current offices in Colton, California. Mr. Pack is a transactional attorney and specializes in business, corporate law, asset protection, estate planning, investment counseling, and tax planning, and has handled numerous transactions over the years in asset acquisitions, real estate, purchases/sales of businesses and options. Mr. Pack has had extensive litigation experience, handling thousands of cases over the past 35 years. The litigation cases ranged from personal injuries to business litigation. Mr. Pack has years of experience as counsel to business owners regarding start up requirements, strategies for expansion, business compliance requirements and capital acquisitions.  Mr. Pack has represented a bank, securities firm, and an insurance company regarding their corporate and licensed activities.

Compensation

Unico, Incorporated is not compensating Mr. Pack for his services as a board member at the present time.  However, compensation for his services as a Board member in the future is anticipated, although no terms have yet been negotiated.

Committees

Mr. Pack has not yet been named to any committees of the Board of Directors.

Related Party Transactions

Unico, Incorporated has not engaged in any related party transactions with Nova Dean Pack of the nature described in Item 404(a) of Regulation SK since March 1, 2009 (the beginning of Unico’s last completed fiscal year), and none are contemplated at the present time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICO, INCORPORATED

Date: April 8, 2010

/s/ Mark A. Lopez

Mark A. Lopez, Chief Executive Officer

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